UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant

[X]

Filed by a Party other than the Registrant

[  ]

Check the appropriate box:
[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

ACTIONVIEW INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.

1.

Title of each class of securities to which transaction applies:

Common, Preferred Stock

2.

Aggregate number of securities to which transaction applies:

a.

Common:

b.

Preferred Stock

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:    N/A

4.

Proposed Maximum Aggregate Value of Transaction:

N/A

5.

Total Fee Paid:

N/A

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11)a_)2_ and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

1.

Amount Previously Paid:

2.

Form, Schedule or Registration Statement No.

3.

Filing Party:

4.

Date Filed

ACTIONVIEW INTERNATIONAL, INC.

Suite 103 – 221 East 10th Avenue

Vancouver, B.C.

Canada, V5T 4V1

NOTICE OF SPECIAL ACTION OF SHAREHOLDERS

DATED AUGUST 20, 2007

Dear Shareholders:

The majority of shareholders of Actionview International, Inc. approved the Resolution of the Board of Directors to file an Amendment to the Company’s Articles of Incorporation increasing the authorized number of shares of Common Stock from 75,000,000 to 1,000,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

Only shareholders of record at the close of business on June 29, 2007 will be entitled to receive this Information Statement and notice of the Special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Christopher Stringer Christopher Stringer, President
Signed at: Vancouver, B.C. Date: August 20, 2007

ACTIONVIEW INTERNATIONAL, INC.

Suite 103 – 221 East 10th Avenue

Vancouver, B.C.

Canada, V5T 4V1

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

HELD ON AUGUST 20, 2007

INTRODUCTION

This Information Statement is being furnished to the shareholders of Actionview International, Inc., a Nevada corporation (the "Company"), to inform them of the special meeting of shareholders.  This meeting (referred to herein as the "Special Meeting") was held on August 20, 2007 at the corporate offices of the Company.  Only shareholders of record at the close of business on June 29, 2007 (the "Record Date") were entitled to receive this Information Statement.

At the Special Meeting, holders of common stock were asked to approve the Resolution of the Board of Directors approving the filing of an Amendment to its Articles of Incorporation increasing the number of authorized shares of Common Stock to 1,000,000,000.

Principal Shareholders, who collectively represented 31,508,736 shares of the total 61,997,528 shares of common stock were present. All of the Principal Shareholders voted in favor of the proposal.  Accordingly, no proxies will be solicited and no action is required on your behalf.  The cost of printing and distributing this Information Statement and holding the Special Meeting will be paid by the company.

The Company's principal executive offices are located at 2nd Floor – 1892 West Broadway, Vancouver, BC, Canada, V6Y 1J9.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

AMENDMENT TO ARTICLES OF INCORPORATION

As approved by a majority of shareholders, the Company is required to file an Amendment increasing the authorized shares of Common Stock to 1,000,000,000.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 75,000,000 shares of common stock authorized with a stated par value of $.0001 per share, of which 61,997,535 shares were issued and outstanding, with 13,002,465 shares authorized but unissued.  The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and do hot have the right of cumulative voting.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore.

Dividends on the Common Stock are declared by the Board of Directors.  The payment of dividends on the Common Stock in the future, if any, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors.  In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the name and address, as of the date of this Annual Report, and the approximate number of shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of the Company's common stock, and the name and shareholdings of each officer and director, and all officers and directors as a group.

At December 31, 2006, the Company had 42,788,094 shares of common stock issued (including the 7,492,675 issued to CD Farber Law Corporation-In Trust, see Item 1: Share Exchange Agreement). The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of April 13, 2007 of (1) each person who is known to the Company to own beneficially more than 5% of the Company’s outstanding common stock, (2) each of the Company’s directors, officers, and (3) all directors and officers of the Company as a group:

Name and Address	Position	Amount of Stock Beneficially Owned	Percentage of Class
Rick Mari 4329 West 3rd Ave Vancouver, BC Canada	Chief Executive Officer, Secretary, Director and greater than 5% shareholder	12,539,615 (1)	15.1%

Christopher Stringer 1121 Crestline Rd West Vancouver BC Canada	President, Chief Financial Officer, Director, and greater then 5% shareholder	7,906,967 (2)	9.0%
Thomas Schulte 1900 Faywood St Las Vegas, NV	Franchisee and sales agent	2,748,399	6.4%
Directors, Officers and 5% stockholders in total (3 Persons)		13,068,399	30.5%

1.

Of the 6,463,216 common shares attributed to Rick Mari, 1,468,216 are common shares which he owns and which were issued to him in settlement of debts the Company incurred to him. The remaining 4,995,450 shares are held in trust by the Trustee in the event that Rick Mari wishes to exchange his 4,995,450 Exchangeable Shares for them. Rick Mari, not the Trustee, has the right to vote these Exchangeable Shares at any meeting of the Company’s shareholders.

2.

Of the 3,856,784 common shares attributed to Christopher Stringer, 1359,109 are common shares which he owns and which were issued to him in settlement of debts the Company incurred to him. The remaining 2,497,675 shares are held in trust by the Trustee in the event that Christopher Stringer wishes to exchange his 2,497,675 Exchangeable Shares for them. Christopher Stringer, not the Trustee, has the right to vote these Exchangeable Shares at any meeting of the Company’s shareholders.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth in summary form, the compensation received by the directors and senior officers of the Company for the three years ended December 31 2006, 2005 and 2004. The Company does not have a Compensation Committee.

Name and principal position (a)	Year (b)	Annual Compensation			Long-term compensation
		Salary ($) (c)	Bonus ($) (d)	Other Annual Compen sation ($) (e)	Awards		Payouts	All other Compen sation ($) (i)
					Restric ted Stock Awards ($) (f)	Securities Underlying options/ SARs (#) (g)	LTIP payouts ($) (h)
Chris Stringer-

President, Chief Financial Officer and Director	2006 2005 2004	105,847 100,840 99,696	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Rick Mari – Chief Executive Officer, Treasurer and Director	2006 2005 2004	158,771 100,840 99,696	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(c)

The dollar value of base salary accrued of which $34,619 was paid in cash to Mr Stringer ($26,206 in 2005) and $16,276 was paid in cash to Mr Mari ($11,371 in 2005). In 2005, the company issued 2,500,000 shares of restricted common stock at $0.08 per share for the settlement of $200,000 of the amounts due to related parties.

(d)	The dollar value of bonus received (cash and non-cash)
(e)	Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property
(f)	During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table
(g)	The shares of common stock to be received upon the exercise of all stock options granted during the periods covered by the Table
(h)

All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premium paid by, or on behalf of, the Company.

Employment Contracts

The Company does not have any employment contracts with its two executive officers.

Employee Pension, Profit Sharing or Other Retirement Plans

None

Compensation of Directors and Senior Officers

i) Standard Arrangements.

Currently the Company does not pay its directors for serving as directors. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

ii) Other Arrangements.

Stock Option Plans

In September 2003, the Company adopted a Non-Qualified Stock Option Plan (the “Plan”) which authorizes the issuance of up to 1,750,000 shares of common stock on exercise of options granted pursuant to the Plan. In addition, the Company adopted a Stock Bonus Plan which authorizes the issuance of up to 1,000,000 shares of common stock. Under the Stock Bonus Plan, the Company’s employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company’s shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

In September 2003 and pursuant to the Plan, the Company granted options to purchase 1,475,000 shares of common stock to the Company’s officers, directors, employees and to consultants of the Company exercisable at a price of $0.50 per share for the two years ending September 30, 2005. These options were recorded at a fair value of $446,100 at the date the options were granted using the Black-Scholes option pricing model assuming a dividend yield of 0%, a risk-free interest rate of 3%, an expected option life of 2 years and an expected volatility of 145%. In accordance with the provisions of APB No. 25, this fair value compensation was expensed in the accounts and credited to additional paid-in capital. These options expired on September 30, 2005.

In December 2003 and pursuant to the Plan, 50,000 options were granted to consultants of the company exercisable at a price of $0.50 per share for the two years ending December 31, 2006. These options were recorded at a fair value of $30,200 at the date the options were exercisable using the Black-Scholes option pricing model assuming a dividend yield of 0%, a risk-free interest rate of 3%, an expected option life of 2 years and an expected volatility of 139%. In accordance with the provisions of APB No. 25, this fair value compensation was expensed in the accounts and credited to additional paid-in capital. These options were subsequently cancelled on December 1, 2005.

A summary of the Company’s outstanding stock options to directors, employees and consultants as of December 31, 2006 and 2005 and changes during these years is presented below:

	2006		2005
		Exercise		Exercise
	Options	Price	Options	Price
Balance, beginning of year	-	-	1,275,000	$0.50
Granted	-	-	-	-
Exercised/expired/cancelled	-	-	(1,275,000)	-
Balance, end of year	-	-	-

Each option represents the right to purchase one share of the Company’s common stock. The Plans have not been approved by the Company’s shareholders. A summary of the Company’s remaining stock options available for granting to directors, employees and consultants pursuant to the plans as of December 31, 2006 is as follows:

Name of Plan	Total Shares Reserved Under Plans	Shares Reserved for Outstanding Options	Shares Issued as Stock Bonus	Remaining Options/ Shares Under Plans
Non-Qualified Stock Option	1,750,000	0	0	1,750,000
Stock Bonus Plan	1,000,000	0	0	1,000,000

Retainer Stock Plan

In January 2005, the Company implemented a Retainer Stock Plan. Under the Plan, 3,000,000 shares of common stock of the Company can be issued to compensate directors, employees and consultants for services rendered to the Company. In January 2005 and 2006, the Company registered a total of  6,000,000 shares of common stock under the plan. To date, 5,688,126 shares have been issued under the Plan.

The terms of the Plan are fully disclosed in the Form S-8 registration statements filed with respect to the Plan, including the following:

–

price and other terms of issuance of shares under the Plan are to be determined by the Board of Directors, who administer the Plan and who will take into account the market price of the Company’s securities at the date of any agreement to issue shares under the Plan.

–	the shares of common stock issuable under the Plan have the same rights and restrictions as all other issued and issuable shares of common stock of the Company.

Any shares issuable under the Plan, although registered by way of the Form S-8 registration statement, may require a resale prospectus prior to resale by affiliates or others.

BOARD OF DIRECTORS – COMMITTEES

2006 Committee Meetings

During the fiscal year ended December 31, 2006, the Board of Directors met approximately twenty (20) times.  Each director attended all of the meetings of the Board and committees on which he or she served.

Audit Committee

The Board of Directors does not have a standing Audit Committee.

The Company’s common stock trades on the Over-the-Counter Bulletin Board under the symbol AVWI (OTCBB).  Thus, the Company is not subject to NASDAQ audit committee requirements.

The Company’s Articles of Incorporation do not set forth separate functions of the Audit Committee.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.  Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, at prescribed rates.  Please call the Commission at (800) SEC-0330 for further information.  Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.  Any shareholder may also receive a copy of any report by contacting the Company by mail at 2nd Floor – 1892 West Broadway, Vancouver, BC, Canada, V6Y 1J9, The Company will provide the documents incorporated by reference without charge upon such written or oral request.

DATED:  August 20, 2007

The foregoing Notice and Information Statement are sent by Order of the Board of Directors

/s/ Christopher Stringer Christopher Stringer
Chairman of the Board